UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2006

Lincolnway Energy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

59511 W Lincoln Highway, Nevada, Iowa		50201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-382-8899

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2006, Lincolnway Energy, LLC (the "Company") entered into an Industry Track Contract (the "Contract") with Union Pacific Railroad Company (the "Railroad") granting the Company the right to construct, maintain and operate several track extensions (collectively, the "Tracks") to provide rail access to the Company’s ethanol facility located in Nevada, Iowa from the Railroad’s main line. Rail access is required for the shipment of raw materials (including coal and corn) to the facility and the shipment of completed ethanol from the facility to market. Under the terms of the Contract, a portion of the Tracks will be constructed, owned and maintained by the Railroad (the "Railroad-Owned Tracks"), while the remaining portion of the Tracks will be constructed, owned and maintained by the Company (the "Company-Owned Tracks"). The Contract requires that the Company pay the sum of $270,691 to the Railroad to reimburse the Railroad for constructing the Railroad-Owned Tracks and, in addition, to be responsible for the expense of all materials to be used by the Railroad in constructing the Railroad-Owned Tracks. The Company will be responsible for all expenses associated with constructing the Company-Owned Tracks and, in addition, all expenses for grading and installation of necessary drainage facilities required in connection with construction of the Tracks. During the term of the Contract, the Company is granted the right to own, maintain, repair and use the Company-Owned Tracks where located on and along Railroad’s right-of-way. The Railroad will be responsible, at its expense, to maintain the track structure and right-of-way associated with the Railroad-Owned Tracks and the Company, at its expense, will be responsible to maintain the track structure and right-of-way associated with the Company-Owned Tracks. If the Company fails to "do business in an active and substantial manner" over the Tracks (thus providing the Railroad with certain usage revenues), the Company may be required to pay the Railroad an annual fee of $6,000 for maintenance of the initial switch connections linking the Tracks to the main line. The Contract will continue in full force and effect until terminated as follows: (i) by the Company upon thirty (30) days prior written notice to the Railroad or (ii) by the Railroad upon thirty (30) days prior written notice to the Company upon the occurrence of certain events including, without limitation, a default by the Company in performance of its obligations under the Contract after having received written notice of such default and failing to cure such default. Upon termination of the Contract, the Company is required to vacate and surrender possession of any right-of-way owned by the Railroad and upon which the Company-Owned Tracks are located.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincolnway Energy, LLC

June 22, 2006	By:	/s/ Richard Brehm

Name: Richard Brehm
Title: President and Chief Executive Officer